Form N-SAR
Sub-Item 77I
Terms of new or amended securities


Nuveen Investment Trust
333-03715, 811-07619

On June 17, 2013, under Form 497, accession number
0001193125-13-260628, a prospectus containing 6 new series of the Trust was filed with the SEC and is herein incorporated by reference as an exhibit to the Sub-Item 77I of Form N-SAR.

The new series are
Nuveen Concentrated Core Fund
Nuveen Core Dividend Fund
Nuveen Equity Market Neutral Fund
Nuveen Large Cap Core Fund
Nuveen Large Cap Core Plus Fund
Nuveen Large Cap Growth Fund


See the Prospectus for terms of the securities.